UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024, Organovo Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Organovo Holdings, Inc. 2022 Equity Incentive Plan (the “Amended and Restated Plan”) to increase the number of shares reserved for issuance thereunder by 1,775,000 shares. The Amended and Restated Plan was previously approved by the Board of Directors of the Company (the “Board”), subject to stockholder approval.

The Amended and Restated Plan became effective immediately upon stockholder approval at the Annual Meeting. A more complete summary of the terms of the Amended and Restated Plan is set forth in “Proposal 4: Approval of Amendment and Restatement of the Organovo Holdings, Inc. 2022 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder by 1,775,000 Shares” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2024 (the “Proxy Statement”), which description and text are incorporated herein by reference.

The foregoing description of the terms of the Amended and Restated Plan and the description thereof incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on November 20, 2024. Of the 15,365,826 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding as of the September 23, 2024 record date, 6,626,882 shares, or 43.12%, constituting a quorum, were represented at the Annual Meeting either virtually or by proxy.

A description of each proposal voted upon at the Annual Meeting is described in detail in the Proxy Statement. Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

(1) Election of Directors. The Company’s stockholders elected Alison Tjosvold Milhous and Vaidehi Joshi as Class I directors, each to hold office until the 2027 Annual Meeting of Stockholders and until her respective successors is elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” for each of Ms. Milhous and Ms. Joshi as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non-Votes
Alison Tjosvold Milhous	3,437,284	272,550	2,917,048

Director	For	Withheld	Broker Non-Votes
Vaidehi Joshi	3,485,882	223,952	2,917,048

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025, with the approval of 89.25% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
5,839,178	702,605	85,099

(3) Advisory Vote on the Compensation of Named Executive Officers. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the approval of 92.30% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
2,994,352	249,757	465,725	2,917,048

(4) Amendment & Restatement of the 2022 Equity Incentive Plan to Increase Shares. The Company’s stockholders approved the amendment and restatement of the Organovo Holdings, Inc. 2022 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,775,000 shares, as described in the Proxy Statement, with the approval of 89.41% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
2,888,923	342,150	478,761	2,917,048

(5) Approval of Reverse Stock Split. The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect, in the sole discretion of the Board at any time on or before November 20, 2025, a reverse stock split of the Common Stock, at a ratio to be determined by the Board within a range of 1-to-5 to 1-to-20 (or any number in between), without reducing the authorized number of shares of Common Stock and without further approval or authorization of our stockholders, as described in the Proxy Statement, with the approval of 88.64% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
5,828,364	746,873	51,645

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Organovo Holdings, Inc. – Amended and Restated 2022 Equity Incentive Plan.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2024	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman